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Exhibit 23.3

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

May 2, 2011

Lone Pine Resources Inc.
645-7 Avenue SW
Suite 2500
Calgary, Alberta
Canada T2P 4G8

Ladies and Gentlemen:

        We hereby consent to the references to DeGolyer and MacNaughton and to the inclusion of information regarding our review of Forest Oil Corporation's estimates of reserves contained in our report dated April 5, 2011 with respect to our audit of net proved crude oil, condensate, natural gas liquids, and natural gas reserves of Canadian Forest Oil Ltd. as of December 31, 2010, in the Prospectus Summary, Business, Risk Factors, and Experts sections in Amendment No. 5 to the Registration Statement on Form S-1 (the "Registration Statement") of Lone Pine Resources Inc. (No. 333-171123) to be filed with the United States Securities and Exchange Commission on or about May 2, 2011.

Very truly yours,
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

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  Exhibit 23.3